               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                   _________________________

                            Form S-8
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933

                   _________________________

                      The Home Depot, Inc.
     (Exact name of registrant as specified in its charter)

          Delaware                                 95-3261426
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)               Identification Number)

2727 Paces Ferry Road, Atlanta, GA                 30339-4089
(Address of Principal Executive Offices)           (Zip Code)

       THE HOME DEPOT, INC. EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the plan)

                   _________________________

      MARSHALL L. DAY                                Copies requested to:
Senior Vice President and Chief Financial Officer  Lawrence K. Menter, Esq.
    The Home Depot, Inc.                              The Home Depot, Inc.
   2727 Paces Ferry Road                             2727 Paces Ferry Road
Atlanta, Georgia 30339-4089                         Atlanta, Georgia 30339-4089
       (770) 433-8211
(Name, address and telephone number of agent for service)

                   _________________________

                CALCULATION OF REGISTRATION FEE


                                                              Proposed
                                             Proposed         Maximum
                                             Maximum          Aggregate     Amount of
Title of Securities        Amount to be      Offering Price   Offering      Registration
to be Registered           Registered        Per Share (*)    Price (*)     Fee

Common Stock
($.05 par value)           5,000,000         $51.875          $257,812,500  $78,125


 (*) Estimated solely for the purpose of calculating theregistration fee based on the average of the high and low prices on November 22, 1996, pursuant to Rule 457 (c) and (b) under the Securities Act of 1933, as amended.

                            PART II.

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by The Home Depot, Inc. (the "Registrant") with the Securities and Exchange
Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the year ended January 28, 1996, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended
(the "1934 Act");

     (2) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 28, 1996, July 28, 1996 and October
27, 1996; and

     (3)  The section entitled "Description of Common Stock" in
Registrant's Report on Form 8-A, filed with the Commission pursuant to the 1934 Act.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock covered hereby has been passed upon for The Home Depot, Inc. by Lawrence K. Menter, Esq., Senior Corporate Counsel and Assistant Secretary of The Home
Depot,  Inc.   Mr.  Menter owns shares of Common  Stock,  both
directly and as a participant in various employee benefit plans, and he is eligible to participate in the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IV, Section 4, of the Registrant's Restated By-Laws provide that to the fullest extent permitted by Delaware law, each former, present or future, director, officer, employee or agent of the Corporation, and each person who may serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation in all events.

     Article NINTH of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State of
Delaware sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

     In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:

     5     Opinion of Lawrence K. Menter

     23.1  Consent  of  Lawrence K. Menter,  included  in
                        Exhibit 5

     23.2  Consent of KPMG Peat Marwick LLP,   Independent
                            Certified Public   Accountants

     24    Powers of Attorney from Directors

ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)   To   remove  from  registration  by  means   of   a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of
appropriate    jurisdiction   the   question   whether    such
indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of November, 1996.


                            THE HOME DEPOT, INC.


                            By: /s/Bernard Marcus
                                (Bernard Marcus, Chairman of the Board,
                                Chief Executive Officer and Secretary)



   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature               Title                                   Date


/s/Bernard  Marcus    Chairman  of  the  Board,  Chief        November 13, 1996
(Bernard Marcus)      Executive Officer and Secretary
                      Principal Executive Officer)


/s/Arthur  M.  Blank  President, Chief Operating Officer      November 13, 1996
(Arthur M. Blank)     and Director


/s/Ronald  M.  Brill  Chief  Administrative  Officer,         November 13, 1996
(Ronald M. Brill)     Executive Vice President, Assistant
                                   Secretary and Director


/s/Marshall L. Day    Senior Vice President,                  November 13, 1996
(Marshall L. Day)     Chief Financial Officer
                      (Principal Financial and Accounting Officer)

   Signature                  Title                                Date

        *               Director                              November 13, 1996
(Frank Borman)


        *               Director                              November 13, 1996
(John L. Clendenin)


        *               Director                              November 13, 1996
(Johnnetta B. Cole)


        *               Director                              November 13, 1996
(Berry R. Cox)


        *               Director                              November 13, 1996
(Milledge A. Hart, III)


        *               Director                              November 13, 1996
(Donald R. Keough)


        *               Director                              November 13, 1996
(Kenneth G. Langone)


                        Director
(M. Faye Wilson)

* The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors of the Registrant pursuant to powers of attorney, executed on behalf of each such director.


                                 By:/s/Bernard Marcus
                                    (Bernard  Marcus, Attorney-in-fact)

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
____________________________________________________________________
                        INDEX TO EXHIBITS



Exhibit No.

5      Opinion of Lawrence K. Menter

23.1   Consent  of Lawrence K. Menter (included in  Exhibit  5  above)

23.2   Consent of KPMG Peat Marwick LLP, Independent Certified
       Public Accountants

24     Powers of Attorney from Directors